UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

 BIG ROCK PARTNERS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 N. Federal Highway Suite 230 Delray Beach, Florida	33483
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (310) 734-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.
Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01.
Other Events.

As previously reported on a Current Report on Form 8-K of the Company, on November 22, 2017, Big Rock Partners Acquisition Corp. (the “Company”) completed its initial public offering (“IPO”) of 6,000,000 units (“Units”), each Unit consisting of one share of common stock, par value $0.001 per share (“Common Stock”), one right entitling the holder thereof to receive one-tenth (1/10) of one share of Common Stock upon the consummation of an initial business combination, and one-half of one warrant (“Warrant”), each whole Warrant exercisable to purchase one share of Common Stock, pursuant to the registration statements on Form S-1 (File Nos. 333-220947 and 333-221659) (the “Registration Statements”). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $60,000,000. The underwriters of the IPO were granted an option to purchase an additional 900,000 Units to cover over-allotments, if any (the “Over-Allotment Units”).

Also, as previously reported on a Current Report on Form 8-K of the Company, on November 22, 2017, simultaneously with the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of 250,000 units (“Placement Units”) at a price of $10.00 per Placement Unit, generating total proceeds of $2,500,000.

On November 28, 2017, the underwriters notified the Company of their exercise of the over-allotment option in full and, on November 29, 2017, purchased 900,000 Over-Allotment Units at $10.00 per Unit upon the closing of the over-allotment option, generating gross proceeds of $9,000,000. Simultaneously with the sale of the additional Units, the Company consummated the sale of an additional 22,500 placement units (the “Over-Allotment Placement Units”) at $10.00 per unit, generating gross proceeds of $225,000. The material terms of the Over-Allotment Placement Units are set forth in the prospectus that forms a part of the Registration Statements and incorporated by reference herein. The securities issued in the Private Placement were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, or Regulation D thereunder, as a sale not involving any public offering.

A total of $69,000,000 of the net proceeds from the IPO and the Private Placement (including $9,000,000 form the sale of the Over-Allotment Units and Over-Allotment Placement Units) were deposited in a trust account established for the benefit of the Company’s public stockholders. An audited balance sheet as of November 22, 2017 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement, but not the proceeds from the sale of the Over-Allotment Units or the Over-Allotment Placement Units, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. The Company’s unaudited pro forma balance sheet as of November 22, 2017, reflecting receipt of the proceeds from the sale of the Over-Allotment Units and the Over-Allotment Placement Units is included as Exhibit 99.2 to this Current Report on Form 8-K.

On November 29, 2017, the Company announced that the holders of the Units may elect to separately trade the securities underlying such Units commencing on December 1, 2017. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Any Units not separated will continue to trade on the NASDAQ Capital Market under the symbol “BRPAU.” Any underlying shares of Common Stock, Warrants and rights that are separated are expected to trade on the NASDAQ Capital Market under the symbols “BRPA,” “BRPAW” and “BRPAR,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into shares of Common Stock, Warrants and rights.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.3.

Item 9.01.
Financial Statements and Exhibits.

(d)
Exhibits

99.1	Audited Balance Sheet
99.2	Pro Forma Balance Sheet
99.3	Press Release, dated November 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2017

BIG ROCK PARTNERS ACQUISITION CORP.

By:	/s/ Richard Ackerman
Name: Richard Ackerman
Title: Chairman, President and Chief Executive Officer